UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 22, 2018

American Railcar Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Dakota	000-51728	43-1481791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Clark Street
St. Charles, Missouri 63301
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (636) 940-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                                        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 22, 2018, American Railcar Industries, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with STL Parent Corp., a Delaware corporation (the “Parent”), pursuant to which a to be formed North Dakota corporation that will be a wholly-owned subsidiary of Parent (“Merger Sub”), will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”).  Following the consummation of the Merger, the Company will be a wholly-owned subsidiary of Parent.  Parent is a wholly-owned subsidiary of ITE Rail Fund L.P., which is managed by ITE Management L.P. ITE Management L.P. is an investment firm targeting industrial and transportation assets and companies.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (each, a “Share”), will be cancelled and each such Share (other than (i) Shares owned by Parent, Merger Sub or any of their respective subsidiaries or affiliates (other than the Company), (ii) Shares owned by the Company or the Company’s subsidiaries, or (iii) Shares owned by holders who have properly exercised appraisal rights under North Dakota law) will be converted into the right to receive $70.00 per Share in cash, without interest (the “Merger Consideration”).  The Merger Consideration may be increased in the event that interest is determined to be payable as a result of Parent’s failure to timely deposit funds into escrow.

The parties to the Merger Agreement have made certain customary representations and warranties and have agreed to certain covenants.

During the period from October 22, 2018 and ending at 6:00 p.m. (New York City time) on November 26, 2018 (such time and date, subject to extension as provided in the Merger Agreement, the “Written Consent Effective Time”), if the Company has received a bona fide written Acquisition Proposal (as defined in the Merger Agreement) from a third-party and the Company’s Board of Directors (or a committee thereof) determines in good faith, based on information then available and after consultation with legal counsel, that such Acquisition Proposal may result in a Superior Proposal (as defined in the Merger Agreement), then the Company has the right to, among other things, furnish non-public information to such third party and participate in discussions or negotiations with any third party making such Acquisition Proposal regarding the Acquisition Proposal (the “Window Shop Activities”).  Assuming that the Merger Agreement has not been terminated prior to the Written Consent Effective Time, then from and after the Written Consent Effective Time, the Company is prohibited from engaging in the Window Shop Activities.

The Merger Agreement may be terminated by the mutual consent of Parent and the Company.  The Company may terminate the Merger Agreement at any time prior to the Written Consent Effective Time if the Company’s Board of Directors (or a committee thereof) has made a Change of Board Recommendation (as defined in the Merger Agreement).  Parent may also terminate the Merger Agreement if the Company’s Board of Directors (or a committee thereof) has made a Change of Board Recommendation.

In addition, each of Parent and the Company may terminate the Merger Agreement (i) if any governmental order restraining or prohibiting the Merger becomes final and non-appealable or any law is in effect that prevents or makes illegal the consummation of the Merger (the “Governmental Order Condition”); (ii) if the Merger is not consummated by April 10, 2019 (the “Outside Date”); and (iii) provided that the terminating party is not itself in breach of any of its representations, warranties, covenants or agreements in the Merger Agreement, if the other party breaches any of its representations, warranties, covenants or agreements in the Merger Agreement such that the conditions to close the Merger that relate to compliance with the representations and warranties and other obligations under the Merger Agreement will not be capable of being satisfied while such breach is continuing and (x) the breach is not reasonably capable of being cured during the thirty (30) day period after notice of such breach has been provided or (y) if the breach is capable of being cured during such thirty day period, such breach has not been cured by the earlier of the end of such thirty day period and the Outside Date (a “Specified Breach”).

Finally, the Company may terminate the Merger Agreement if (i) the conditions to close the Merger that are applicable to Parent (other than those conditions that by their nature can only be satisfied at the closing) have been satisfied or waived on the date that a closing should have occurred, (ii) the Company has confirmed to Parent in writing that it is ready to close the transactions and (iii) Parent and Merger Sub do not complete the Merger by the fifth (5th) business day after receipt of such confirmation and the Company remained prepared to take such actions within its control to cause the closing to occur during such period (a “Closing Breach”). The Company may also terminate the Merger Agreement if Parent fails to timely deposit the requisite funds in escrow.

If the Merger Agreement is terminated by Parent or the Company as a result of a Change of Board Recommendation, the Company shall pay Parent a termination fee of $65 million (the “Company Termination Fee”).  The Company shall also pay Parent the Company Termination Fee if the Merger Agreement is terminated by (i) Parent due to a Specified Breach by the Company or (ii) by Parent or the Company after the Outside Date and, in each case, at the time of such termination an Acquisition Proposal had been made and not withdrawn and, within twelve (12) months after such termination, the Company has entered into a definitive agreement relating to, or consummated, an Acquisition Proposal.  For the purposes of determining whether a Company Termination Fee is payable, the references to 20% in the definition of Acquisition Proposal in the Merger Agreement shall be replaced by 50%.

If the Merger Agreement is terminated by (i) Parent or the Company as a result of (x) the Governmental Order Condition relating to required approvals under the HSR Act or (y) the Merger not being consummated by the Outside Date as a result of the failure of the conditions relating to obtaining approvals under the HSR Act or (ii) by the Company due to a Closing Breach, then Parent shall pay the Company a reverse termination fee of $130 million (the “Parent Termination Fee”). Pursuant to the terms of the Merger Agreement, Parent has agreed to deposit funds in escrow to secure Parent’s obligations to pay the Parent Termination Fee if such fee is payable to the Company under the terms of the Merger Agreement.

Upon termination of the Merger Agreement the parties will also be entitled to seek (A) specific performance and (B) damages incurred or suffered as a result of a material breach of any representations, warranties, covenants or other agreements set forth in the Merger Agreement prior to such termination, in each case to the extent expressly permitted by the Merger Agreement.  The  Company may also seek to enforce its rights as a third party beneficiary under the Equity Commitment Letter (as defined below), as further described below.

The closing of the transactions contemplated by the Merger Agreement are subject to customary conditions, including, among other things, (i) receiving the required approval of the Company’s stockholders, which approval was effected through the written consent (the “Written Consent”) of IEH ARI Holdings LLC (“IEH ARI Holdings”) that was delivered in connection with the Voting Agreement (as defined below), (ii) twenty days having elapsed since the mailing to the Company’s stockholders of a definitive information statement with respect to adoption of the Merger Agreement by IEH ARI Holdings pursuant to the Written Consent, and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Equity Commitment Letter

On October 22, 2018, Parent obtained certain equity financing commitments pursuant to an equity commitment letter (the “Equity Commitment Letter”) for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. Subject to the terms and conditions of the Equity Commitment Letter, ITE Rail Fund L.P. (the “Sponsor”) committed to contribute to Parent (including through release of funds from escrow), an equity contribution equal to $440 million (the “Contribution”) prior to or at the closing. The Sponsor’s obligation to make the Contribution is subject to (i) the Marketing Period (as defined in the Merger Agreement) ending and Parent satisfying or waiving all conditions precedent to the consummation of the transactions contemplated by the Merger Agreement by Parent and Merger Sub (other than those conditions that by their nature are to be satisfied at the closing), (ii) the Debt Financing (as defined in the Merger Agreement), or any Alternative Financing (as defined in the Merger Agreement), having been funded in accordance with the terms of the Merger Agreement (or will be funded substantially contemporaneously with the Contribution), and (iii) (a) the substantially contemporaneous consummation of the Merger in accordance with the terms of the Merger Agreement or (b) the Company shall have obtained an award of specific performance by a court of competent jurisdiction requiring Parent to effect the closing of the Merger, and the Company has irrevocably confirmed in writing to Parent that if the Contribution is funded, then the closing will occur.

The Company is an express third party beneficiary and has the express right to specific performance of the equity financing. Subject to the terms and conditions of the Equity Commitment Letter and the Merger Agreement, the Company may specifically enforce the Sponsor’s obligations under the Equity Commitment Letter upon the occurrence of certain conditions, including the failure of Parent and Merger Sub to effect closing.

Limited Guarantee

On October 22, 2018, the Sponsor and the Company executed a limited guarantee (the “Limited Guarantee”) in favor of the Company. Pursuant to the terms and conditions of the Limited Guarantee and Merger Agreement, the Sponsor has guaranteed the due and punctual payment of (i) Parent’s and/or Merger Sub’s obligation to pay the Parent Termination Fee to the Company and (ii) any amounts that are owed by Parent and/or Merger Sub with respect to monetary damages relating to any material breach of the Merger Agreement by Parent or Merger Sub (in each case, only after a valid termination of the Merger Agreement by the Company and subject to the terms and limitations of the Merger Agreement) (together, the “Guaranteed Obligations”), provided that the maximum liability of the Sponsor pursuant to the Guaranteed Obligations shall not exceed $130,250,000 (the “Maximum Amount”).

Voting Agreement

In connection with the execution of the Merger Agreement, Parent, IEH ARI Holdings and certain of IEH ARI Holdings’ affiliates (collectively, the “Stockholder Parties”) entered into a voting agreement (the “Voting Agreement”).  Subject to the terms and conditions set forth in the Voting Agreement, IEH ARI Holdings agreed, among other things, to vote the Shares over which they have voting power in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby, including, but not limited to, by IEH ARI Holdings delivering the Written Consent to Parent on the date hereof; provided that the Written Consent does not become effective and shall be deemed null and void if, at any time prior to the Written Consent Effective Time, which is November 26, 2018, the Merger Agreement has been terminated in accordance with its terms.

The Voting Agreement also contains certain restrictions on the transfer of Shares by the Stockholder Parties and includes a waiver of appraisal rights by the Stockholder Parties.  The Voting Agreement will terminate upon the earliest to occur of:  (i) the mutual written consent of the parties to the Voting Agreement, (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms, or (iv) the time of any modification, waiver or amendment of the Merger Agreement that reduces or changes the form of the Merger Consideration payable pursuant to the Merger Agreement as in effect on the date on which the Voting Agreement was entered into or which is otherwise adverse to the Stockholder Parties in any material respect, in each case, without the prior written consent of the Stockholder Parties.  In the event that the Merger Agreement is terminated due to a Change of Board Recommendation (as defined in the Merger Agreement) in connection with a Superior Proposal (as defined in the Merger Agreement), the Voting Agreement will automatically terminate.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit B to Exhibit 2.1 and is incorporated by reference herein.

Item 7.01          Regulation FD Disclosure.

On October 22, 2018, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01          Other Events

In connection with the transactions contemplated by the Merger Agreement, on October 21, 2018, the Board terminated the Company’s stock repurchase program, effective immediately.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial known and unknown risks and uncertainties.  In some situations, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements.  Such statements include, but are not limited to, statements regarding the Company’s planned merger, including the anticipated timing thereof. You should consider these statements carefully because they discuss our plans regarding the merger and our strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the merger, including, but not limited to, the expiration of the waiting period under the HSR Act; the outcome of any legal proceedings that may be instituted against the Company or others related to the transaction; the ability to retain certain key employees of the Company; and the risks identified and discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2018, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, filed with the SEC on August 1, 2018, and the other documents that the Company files with the SEC from time to time. There will be events in the future, however, that the Company is not able to predict accurately or control. The Company’s actual results may differ materially from the expectations that the Company describes in its forward-looking statements. Factors or events that could cause the Company’s actual results to materially differ may emerge from time to time, and it is not possible for the Company to accurately predict all of them. Any forward-looking statement made by the Company in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which the Company makes it. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger.  The Company will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act, and describing the proposed Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. Investors are urged to carefully read the information statement regarding the proposed Merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding the Merger Agreement and the Merger, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail to the Company at 100 Clark Street, St. Charles, Missouri 63301, Attention: Corporate Secretary.

Item 9.01          Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 22, 2018, by and between STL Parent Corp. and American Railcar Industries, Inc.**
99.1	Press Release of American Railcar Industries, Inc. dated October 22, 2018.
** Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or attachments so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2018

AMERICAN RAILCAR INDUSTRIES, INC.

	By:	/s/ Luke M. Williams
	Name:	Luke M. Williams
	Title:	Senior Vice President, Chief Financial Officer and Treasurer